SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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Sturm, Ruger & Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 15, 2011

Dear Fellow Stockholders:

    You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Sturm, Ruger & Company, Inc. to be held at 10:30 a.m. on April 27, 2011 at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611. Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

“It’s Proxy Season – Do you know where your shares are?”

    We encourage you to use this opportunity to take part in the affairs of the Company by voting on the business to come before the meeting. Your vote is very important. If you do not actively vote your shares, your broker may use them to vote for certain proposals without your direction.

    As some of you are aware, it is common practice for brokerage firms to lend the securities they hold on behalf of investors to other parties. The securities that have been loaned out may be your shares, denying you the opportunity to vote those shares. Often, the third parties who borrow these securities may not share your investment goals or care about the long-term success of the Company (often they are short-sellers). It is important for stockholders to know that this practice has the potential to negatively affect the value of the securities they hold. We encourage our stockholders to discuss this practice with their brokers and, if they feel it is appropriate, to instruct their brokers not to lend their securities out to third parties.

Please vote your shares.

    The Board of Directors looks forward to joining you at the 2011 Annual Meeting.

STURM, RUGER & COMPANY, INC.

Michael O. Fifer
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 27, 2011

    NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the “Company”) will be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611 on the 27th day of April, 2011 at 10:30 a.m. to consider and act upon the following:

1.	A proposal to elect seven (7) Directors to serve on the Board of Directors for the ensuing year;

2.	A proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the 2011 fiscal year;

3.	An advisory vote on the compensation of the Company’s Named Executive Officers;

4.	An advisory vote on the frequency of an advisory vote on the compensation of the Company’s Named Executive Officers; and

5.	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Only holders of record of Common Stock at the close of business on March 8, 2011 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s offices located at 1 Lacey Place, Southport, Connecticut 06890.

    The Company’s Proxy Statement is attached hereto.

By Order of the Board of Directors

Leslie M. Gasper
Corporate Secretary

    Southport, Connecticut
    March 15, 2011

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY REQUESTING AND RETURNING A PAPER PROXY USING THE POSTAGE-PAID ENVELOPE PROVIDED. REGISTERED STOCKHOLDERS MAY VIEW OR REQUEST THE PROXY MATERIALS AND VOTE THEIR PROXY AT WWW.ENVISIONREPORT.COM/RGR OR BY TELEPHONE AT 1-800-652-8683. STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH A BROKERAGE ACCOUNT MAY VIEW OR REQUEST THE PROXY MATERIALS AND VOTE THEIR PROXY AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-579-1639.

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Table of Contents

(continued)

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March 15, 2011

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on April 27, 2011

PROXY SOLICITATION AND VOTING INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (the “Company”) for use at the 2011 Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at 10:30 a.m. on April 27, 2011 at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611 or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement has been posted and is available on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov and the Company’s website at www.ruger.com. In addition, registered stockholders may view or request the proxy materials and vote their proxy at www.envisionreport.com/RGR or by telephone at 1-800-652-8683, and stockholders who hold their shares through a brokerage account may view or request the proxy materials and vote their proxy at www.proxyvote.com or by telephone at 1-800-579-1639.

    The mailing address of the principal executive office of the Company is 1 Lacey Place, Southport, Connecticut 06890.

    In accordance with rules established by the SEC that allow companies to furnish their proxy materials over the Internet, on March 18, 2011 we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and Annual Report on Form 10-K to our stockholders who have not specified that they wish to receive paper copies of our proxy materials. The Notice of Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, Annual Report on Form 10-K and a form of proxy card. We believe this process will allow us to provide our stockholders with the information they need in a more timely, environmentally friendly and cost-effective manner. All expenses in connection with the solicitation of these proxies, which are estimated to be $60,000, will be borne by the Company. We encourage our stockholders to contact the Company’s transfer agent, Computershare Investor Services, LLC, or their stockbroker to sign up for electronic delivery of proxy materials in order to reduce printing, mailing and environmental costs.

    If your proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by: (i) giving written notice to the Company’s Secretary at the Company’s address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company’s Secretary at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy).

    The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, including financial statements, is enclosed herewith and has been posted and is available on the SEC website at www.sec.gov and the Company’s website at www.ruger.com.

    Only holders of Common Stock, $1.00 par value, of the Company (the “Common Stock”) of record at the close of business on March 8, 2011 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of voting Common Stock is entitled to one vote per share. As of March 8, 2011, 18,753,447 shares of Common Stock were issued and outstanding and there were no outstanding shares of any other class of stock. The stockholders holding a majority of the issued and outstanding Common Stock, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting.

    In accordance with the Company’s By-Laws and applicable law, with respect to Proposal 1, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the seven nominees who receive the greatest number of votes cast for election as Directors will be elected. Shares present, which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”), will be counted as being present at the Meeting. However, these shares will not be counted as voting on the election of Directors, with the result that such abstentions and broker non-votes will have no effect as votes on the election of Directors With respect to Proposals 2 and 3, the affirmative vote of shares representing a majority of the shares present and entitled to vote is required to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the 2011 fiscal year, and to approve the advisory vote on executive compensation. This also applies to any other matters properly presented at the Meeting, with the exception of Proposal 4, whereby stockholder voting will indicate the relative preference among the choices presented on an advisory basis. Shares which are voted to abstain on these matters and broker non-votes will be considered present at the Meeting but will not be counted as voting for these matters, with the result that abstention and broker non-votes will have the same effect as votes against the proposal.

LIST OF PROPOSALS AND RECOMMENDATIONS OF THE BOARD OF DIRECTORS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

    Seven Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is elected and has qualified.

Board of Director Recommendation

    The Board of Directors recommends a vote “FOR” each of the named nominees.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT AUDITORS

    McGladrey & Pullen, LLP has served as the Company’s independent auditors since 2005. Subject to the ratification of the Company’s stockholders, the Board of Directors has reappointed McGladrey & Pullen, LLP as the Company’s independent auditors for the 2011 fiscal year.

Board of Directors Recommendation

    The Board of Directors recommends a vote “FOR” the ratification of McGladrey & Pullen, LLP as the Company’s independent auditors.

PROPOSAL NO. 3 – SAY ON PAY

    The Company shall seek an advisory vote on executive compensation.

Board of Directors Recommendation

    The Board of Directors recommends a vote “FOR” approval of the pay-for-performance compensation policies and practices employed by the Compensation Committee, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation in this Proxy Statement.

PROPOSAL NO. 4 – SAY WHEN ON PAY

    The Company shall seek an advisory vote on executive compensation every year, or every other year, or every third year.

Board of Directors Recommendation

    The Board of Directors recommends a vote of “ONE YEAR” for the frequency of the stockholder vote to approve the compensation of the Named Executive Officers.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

    Seven Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is elected and has qualified.

Board of Directors Recommendation

    The Board of Directors recommends a vote “FOR” each of the nominees named below.

BACKGROUND

    Below is a discussion of certain events regarding the Board of Directors that have taken place since January 1, 2010, at which time the members of the Board were John A. Cosentino, Jr., C. Michael Jacobi, John M. Kingsley, Jr., Stephen T. Merkel, James E. Service, Ronald C. Whitaker and Michael O. Fifer:
  Following a search for additional Directors conducted by an independent professional placement firm at the Board’s request, Amir P. Rosenthal and Phillip C. Widman were elected to the Board of Directors effective January 4, 2010. On February 1, 2010, Messrs. Rosenthal and Widman were each appointed to the Audit Committee of the Board.

  John M. Kingsley, Jr. and Stephen T. Merkel did not stand for reelection at the April 28, 2010 Annual Meeting of Stockholders, and retired from the Board of Directors on that date.

DIRECTOR NOMINEES

    The following table lists each nominee for Director and sets forth certain information concerning each nominee’s age, business experience, other directorships and committee memberships in publicly-held corporations, current Board committee assignments, and qualifications to serve on the Company’s Board as of the date of this Proxy Statement. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills which led the Board to conclude that he should serve as a Director, the Board also believes that all of our Director nominees have established reputations of integrity, honesty and adherence to high ethical standards, and have demonstrated a commitment of service to the Company, an appreciation of its products and the Constitutional rights of American citizens to keep and bear arms. Each nominee has effectively demonstrated business acumen and the ability to exercise sound judgment in their individual careers and service on other public boards and board committees, as applicable.

    All of the seven nominees for Director listed below were elected at last year’s Annual Meeting. If no contrary instructions are indicated, proxies will be voted for the election of the nominees for Director listed below. Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by the Board of Directors of the Company.

Name,
Age,	Business Experience
First Became A	During the Past Five Years,
Director	Other Directorships, Current Committee Memberships and Board Qualifications

C. Michael Jacobi Age 69 Director since June, 2006	Mr. Jacobi has been Chairman of the Board of Directors since 2010. Mr. Jacobi is the President of Stable House 1, LLC, a private real estate development company, since 1999. He served as the President, CEO and Board member of Katy Industries, Inc. from 2001 to 2005, and is the former President, CEO and Board member of Timex Corporation. Mr. Jacobi is a member of the Boards of Directors and Audit Committee Chairman of the Corrections Corporation of America (since 2000) and Webster Financial Corporation (since 1993). He has been a member of the Board of Directors and Audit committee of Kohlberg Capital Corporation since 2006, and was a member of the Board of Directors of Invisible Technologies, Inc. from 2001 to 2006. Mr. Jacobi is a Certified Public Accountant. Mr. Jacobi is currently the Chairman of the Board and a member of the Compensation Committee. The Board believes that Mr. Jacobi’s extensive business, investment management, board experience and financial expertise qualify him to serve on the Board of Directors.

John A. Cosentino, Jr. Age 61 Director since August, 2005	Mr. Cosentino has been a partner of Ironwood Manufacturing Fund, LP since 2002, a Director of Simonds Industries, Inc. since 2003, and the Chairman of North American Specialty Glass, LLC since 2005. He was the Vice Chairman of Primary Steel, LLC from 2005 to 2007, a partner of Capital Resource Partners, LP from 2000 to 2001, and a Director in the following Capital Resource Partners, LP portfolio companies: Spirit Brands from 1998 to 2006, Pro Group, Inc. from 1999 to 2002, WPT, Inc. from 1998 to 2001, and Todd Combustion, Inc. from 1997 to 1999. Mr. Cosentino is the former Vice President-Operations of the Stanley Works, former President of PCI Group, Inc., Rau Fastener, LLC., and Otis Elevator-North America, division of United Technologies, former Group Executive of the Danaher Corporation, and former Director of Integrated Electrical Services, Olympic Manufacturing Company, and the Wiremold Company. Mr. Cosentino is currently the Vice Chairman of the Board, Chairman of the Compensation Committee and a member of the Company’s Audit Committee. The Board believes that Mr. Cosentino’s extensive executive management, investment management and board experience qualify him to serve on the Board of Directors.

James E. Service Age 80 Director since July, 1992	Admiral Service has been Chairman Emeritus since 2010, and prior to that he was Chairman of the Board (non-executive) of the Company since 2006. He is a retired Vice Admiral of the United States Navy, and was the Commander of the United States Naval Air Force, Pacific Fleet, from 1985 to 1987. Admiral Service is a former Director of Wood River Medical Center, Ketchum, Idaho. Admiral Service currently serves as a member of the Company’s Nominating and Corporate Governance Committee and Compensation Committee. The Board believes that Admiral Service’s significant Naval leadership experience, knowledge of the firearms industry and its products and 19 years of service on the Board, including four as its Chairman, qualify him to serve on the Board of Directors.

Name,
Age,	Business Experience
First Became A	During the Past Five Years,
Director	Other Directorships, Current Committee Memberships and Board Qualifications

Amir P. Rosenthal Age 49 Director since January, 2010	Mr. Rosenthal has been the Chief Financial Officer of Bauer Performance Sports Ltd., the holding company for Bauer Hockey, Inc. since 2008. From 2001 to 2008, he served in a variety of positions at Katy Industries, Inc., including Vice President, Chief Financial Officer, General Counsel and Secretary. From 1989 to 2001, Mr. Rosenthal served in a variety of positions at Timex Corporation, including Treasurer, Counsel and Senior Counsel, as well as Director and Chairman of Timex Watches Ltd. Mr. Rosenthal is currently Chairman of the Company’s Risk Oversight Committee and a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee. The Board believes that Mr. Rosenthal’s comprehensive business, legal and financial expertise qualify him to serve on the Board of Directors.

Ronald C. Whitaker Age 63 Director since June, 2006	Mr. Whitaker has been the President and CEO of Hyco International since 2003, and a member of its Board since 2001. He has been a Board member of Panghorn Corporation since 2006. He was a member of the Board and executive committee of Strategic Distribution, Inc., and was its President and CEO from 2000 to 2003. Mr. Whitaker was the President and CEO of Johnson Outdoors from 1996 to 2000, and CEO, President and Chairman of the Board of Colt’s Manufacturing Co., Inc. from 1992 to 1995. He is a former Board member of Firearms Training Systems, Group Decco, Michigan Seamless Tube, Precision Navigation, Inc., Weirton Steel Corporation and Code Alarm, and a former Trustee of the College of Wooster. Mr. Whitaker is currently the Chairman of the Nominating and Corporate Governance Committee and a member of the Company’s Audit Committee and Risk Oversight Committee. The Board believes that Mr. Whitaker’s significant executive, board and firearms industry experience, and his knowledge of the Company’s products qualify him to serve on the Board of Directors.

Phillip C. Widman Age 56 Director since January, 2010	Mr. Widman has been the Senior Vice President and Chief Financial Officer of Terex Corporation since 2002, and serves as a member of the management board of Terex-Demag GMBH & Co. KG. He also serves as a Board and Nominating and Governance Committee member, and as Audit Committee chair, of Lubrizol Corp. Mr. Widman was the Executive Vice President and Chief Financial Officer of Philip Services Corporation from 1998 to 2001. Mr. Widman is currently Chairman of the Company’s Audit Committee and a member of the Risk Oversight Committee. The Board believes that Mr. Widman’s extensive business management, board and audit committee experience, financial expertise and knowledge of shooting sports qualify him to serve on the Board of Directors.

Michael O. Fifer Age 53 Director since October, 2006	Mr. Fifer has been Chief Executive Officer of the Company since September 25, 2006, and President and Chief Executive Officer of the Company since April 23, 2008. He was the Executive Vice President and President of Engineered Products of Mueller Industries, Inc. from 2003 to 2006, President of North American Operations of Watts Industries, Inc. from 1998 to 2002, and a member of the Board of Directors and Audit, Compensation and Special committees of Conbraco Industries from 2003 to 2006. Mr. Fifer is a member of the Board of Governors of the National Shooting Sports Foundation. The Board believes that Mr. Fifer’s executive leadership and management experience and skills, including four and one-half years of service as the CEO and President of the Company, and his deep understanding of the Company and its products and the firearms industry qualify him to serve on the Board of Directors.

Board of Directors Recommendation

    The Board of Directors recommends a vote “FOR” each of the nominees named above.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors is committed to good business practice, transparency in financial reporting and the highest level of corporate governance. To that end, the Board of Directors and its committees continually review the Company’s governance policies and practices as they relate to the practices of other public companies, specialists in corporate governance, the rules and regulations of the SEC, Delaware law (the state in which the Company is incorporated) and the listing standards of the NYSE.

Corporate Board Governance Guidelines and Code of Business Conduct and Ethics

    The Company’s corporate governance practices are embodied in the Corporate Board Governance Guidelines. In addition, the Company has adopted a Code of Business Conduct and Ethics which governs the obligation of all employees, executive officers and Directors of the Company to conform their business conduct to be in compliance with all applicable laws and regulations, among other things. Copies of the Corporate Board Governance Guidelines and Code of Business Conduct and Ethics are posted on the Company’s website at www.ruger.com and are available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.

The Board’s Role in Risk Oversight

    The Board’s role in the oversight of risk management includes receiving regular reports from the Risk Oversight Committee and senior management in areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, reputational and industry-related risks. The Risk Oversight Committee and the full Board review and discuss these reports with the goal of overseeing the identification, management and mitigation strategies for these risks.

Independent, Non-Management Directors

    More than a majority of the current Directors, including each member that serves on any committee of the Board, are “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”). The Board has affirmatively determined that none of Messrs. Cosentino, Jacobi, Rosenthal, Service, Whitaker and Widman has or had a material relationship with the Company or any affiliate of the Company, either directly or indirectly, as a partner, shareholder or officer of an organization (including a charitable organization) that has a relationship with the Company, and are therefore “independent” for such purposes under the rules of the NYSE, including Rule 303A thereof.

    The independent, non-management members of the Board meet regularly in executive sessions and each such meeting is led by the independent, non-executive Chairman of the Board, or in his absence, a presiding independent, non-management Vice-Chairman and Lead Director. C. Michael Jacobi has served as the non-executive Chairman of the Board since April 28, 2010, and John A. Cosentino, Jr. has served as the Vice Chairman since April 28, 2010 and as the Lead Director since April 24, 2007.

Board Leadership Structure

    On April 24, 2007, the By-Laws were amended to require the Chairman of the Board to be an independent, non-management Director who would preside at all meetings of the Board, including meetings of the independent, non-management Directors in executive session, which would generally occur as part of each regularly scheduled Board meeting. The April 24, 2007 By-Law amendment also provided that an independent, non-management Lead Director would be named to preside at stockholder, Board and executive session meetings and to act as an intermediary between the non-management Directors and management of the Company when special circumstances exist or communication out of the ordinary course is necessary, such as the absence or disability of the non-executive Chairman of the Board. On April 28, 2010, the Board amended the By-Laws to create the position of Vice-Chairman, who assumes the duties of Lead Director as outlined above. The separation of Chairman and Chief Executive Officer duties recognizes the difference in the two roles: the Chairman of the Board leads the Board of Directors as they provide guidance to and oversight of the CEO, while the CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company.

Membership and Meetings of the Board and Its Committees

    From January 1, 2010 to January 3, 2010, the members of the Board were James E. Service, John A. Cosentino, Jr., C. Michael Jacobi, John M. Kingsley, Jr., Stephen T. Merkel, Ronald C. Whitaker and Michael O. Fifer. Amir P. Rosenthal and Phillip C. Widman were elected to the Board of Directors effective January 4, 2010. John M. Kingsley, Jr. and Stephen T. Merkel did not stand for reelection at the 2010 Annual Meeting of Stockholders and retired from the Board on April 28, 2010.

    Since April 28, 2010 the members of the of the Board are John A. Cosentino, Jr., Michael O. Fifer, C. Michael Jacobi, Amir P. Rosenthal, James E. Service, Phillip C. Widman, and Ronald C. Whitaker. Each then-current Director attended all 2010 meetings of the Board and at least 75% of the meetings of its Committees on which he served during his 2010 tenure. In addition, all then-current members of the Company’s Board attended the 2010 Annual Meeting of Stockholders. It is the policy of the Company that attendance at all meetings of the Board, all committee meetings, and the Annual Meeting of Stockholders is expected, unless the Director has previously been excused by the Chairman of the Board for good cause. Committee memberships and the number of meetings of the full Board and its committees held during the fiscal year 2010 are set forth in the table below. When feasible and appropriate, it is the practice of the Board to hold its regular committee meetings in conjunction with the regular meetings of the Board of Directors.

    Each Committee is governed by a written charter that has been adopted by the Board. A copy of each Committee’s Charter is posted on the Company’s website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES TABLE
FOR YEAR 2010

Nominating and
Corporate
	Board of	Audit	Compensation	Governance	Risk Oversight
Name	Directors	Committee	Committee	Committee	Committee
C. Michael Jacobi	Chairman		Member
John A. Cosentino, Jr.	Vice Chairman	Member	Chair
James E. Service	Chairman Emeritus		Member	Member
Amir P. Rosenthal	Member	Member		Member	Chair
Ronald C. Whitaker	Member	Member		Chair	Member
Philip C. Widman	Member	Chair			Member
Michael O. Fifer	Member
Total Number of Meetings	5	4	4	2	2

COMMITTEES OF THE BOARD

Audit Committee

     From January 1, 2010 to January 31, 2010, the members of the Audit Committee of the Board were C. Michael Jacobi, John M. Kingsley, Jr., Ronald C. Whitaker and Stephen T. Merkel. On February 1, 2010, Amir P. Rosenthal and Phillip C. Widman were appointed to the Audit Committee. Since April 28, 2010 the members of the Audit Committee are John A. Cosentino, Jr., Amir P. Rosenthal, Ronald C. Whitaker, and Phillip C. Widman. Mr. Widman serves as Chairman of the Audit Committee. All members of the Audit Committee are considered “independent” for purposes of service on the Audit Committee under the rules of the NYSE, including Rule 303A thereof, and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Audit Committee are financially literate and have a working familiarity with basic finance and accounting practices. In addition, the Company has determined that each of Messrs. Cosentino, Jacobi, Rosenthal, Whitaker and Widman are audit committee financial experts as defined by the SEC rules and regulations.

     The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its responsibility with respect to its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee prepares the report required by the SEC rules included in this Proxy Statement.

     The Audit Committee held four meetings during 2010. All members of the Audit Committee attended all meetings of the committee during their 2010 tenure. The Annual Report of the Audit Committee is included in this Proxy Statement.

Report of the Audit Committee*

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     McGladrey & Pullen, LLP is the independent registered public accounting firm appointed by the Company, and ratified by the Company’s stockholders on April 28, 2010, to serve as the Company’s independent auditors for the 2010 fiscal year. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company, and has received the written disclosures and the letter from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”. The Audit Committee also has considered whether McGladrey & Pullen, LLP’s provision of non-audit services to the Company is compatible with the independent public accounting firm’s independence.

     The committee discussed with the independent auditors the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held four meetings during fiscal year 2010.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

     The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.

AUDIT COMMITTEE

Phillip C. Widman, Audit Committee Chairman
John A. Cosentino, Jr.
Amir P. Rosenthal
Ronald C. Whitaker

March 8, 2011

_________________________

*	The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be “soliciting material” or “filed” under the Acts.

Compensation Committee

     From January 1, 2010 to April 27, 2010, the members of the Compensation Committee of the Board were John A. Cosentino, Jr., Stephen T. Merkel, James E. Service and John M. Kingsley, Jr. Since April 28, 2010 the members of the Compensation Committee of the Board are John A. Cosentino, Jr., C. Michael Jacobi, and James E. Service. Mr. Cosentino serves as Chairman of the Compensation Committee.

     The purposes of the Compensation Committee are: (i) discharging the responsibilities of the Board with respect to the compensation of the Chief Executive Officer of the Company, the other executive officers of the Company and members of the Board; (ii) establishing and administering the Company’s cash-based and equity-based incentive plans; and (iii) producing an annual report on executive compensation to be included in the Company’s annual Proxy Statement, in accordance with the rules and regulations of the NYSE and the SEC, and any other applicable rules or regulations. The Compensation Committee has the authority to form and delegate authority to one or more subcommittees, made up of one or more of its members, as it deems appropriate from time to time.

     The Compensation Committee held four meetings during 2010. All members of the Compensation Committee attended all meetings of the committee during their 2010 tenure. The annual Compensation Committee Report on Executive Compensation is included in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

     During the 2010 fiscal year, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee.

Compensation Committee Report on Executive Compensation*

     The committee has reviewed and discussed with management the Compensation Discussion & Analysis. In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

John A. Cosentino, Jr., Compensation Committee Chairman
C. Michael Jacobi
James E. Service

March 14, 2011

_________________________

*	The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Acts, except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be “soliciting material” or “filed” under the Acts.

Nominating and Corporate Governance Committee

     From January 1, 2010 to April 27, 2010, the members of the Nominating and Corporate Governance Committee of the Board were James E. Service, John A. Cosentino, Jr., C. Michael Jacobi, and Ronald C. Whitaker. Since April 28, 2010 the members of the Compensation Committee of the Board are Amir P. Rosenthal, James E. Service and Ronald C. Whitaker. Mr. Whitaker serves as Chairman of the Nominating and Corporate Governance Committee.

     The Nominating and Corporate Governance Committee is responsible to the Board for identifying, vetting and nominating potential Directors and establishing, maintaining and supervising the corporate governance program. Some of these responsibilities are discussed in more detail below.

     The Nominating and Corporate Governance Committee held two meetings during 2010. All members of the committee attended all meetings of that committee during their 2010 tenure.

     As required under its charter, the Nominating and Corporate Governance Committee has adopted criteria for the selection of new Directors, including, among other things, career specialization, technical skills, strength of character, independent thought, practical wisdom, mature judgment and cultural, gender and ethnic diversity. Functional skills considered important for Directors to possess include experience as a chief executive or financial officer or similar position in finance, audit, manufacturing, advertising, military or government, and knowledge and familiarity of firearms and the firearms industry. The committee will also consider any such qualifications as required by law or applicable rule or regulation, and will consider questions of independence and conflicts of interest. In addition, the following characteristics and abilities, as excerpted from the Company’s Corporate Board Governance Guidelines, will be important considerations of the Nominating and Corporate Governance Committee:
  Personal and professional ethics, strength of character, integrity and values;

  Success in dealing with complex problems or having excelled in a position of leadership;

  Sufficient education, experience, intelligence, independence, fairness, ability to reason, practicality, wisdom and vision to exercise sound and mature judgment;

  Stature and capability to represent the Company before the public and the stockholders;

  The personality, confidence and independence to undertake full and frank discussion of the Company's business assumptions;

  Willingness to learn the business of the Company, to understand all Company policies and to make themselves aware of the Company's finances;

  Willingness at all times to execute their independent business judgment in the conduct of all Company matters;

  Diversity of skills, attributes and experience which augment the composition of the Board in execution of its oversight responsibilities to the benefit to the Company; and

  Cultural, gender and ethnic diversity.
     The charter also grants the Nominating and Corporate Governance Committee the responsibility to identify and meet individuals believed to be qualified to serve on the Board and recommend that the Board select candidates for directorships. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for Director, as set forth in the charter, includes inquiries into the backgrounds and qualifications of candidates. These inquiries include studies by the Nominating and Corporate Governance Committee and may also include the retention of a professional search firm to be used to assist it in identifying or evaluating candidates. The Nominating and Corporate Governance Committee has previously retained the firms Boardbench, LLC and Korn/Ferry International to assist in the search for qualified Directors.

     The Nominating and Corporate Governance Committee has a written policy, which states that it will consider Director candidates recommended by stockholders. There is no difference in the manner in which the Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders and the manner in which it evaluates candidates recommended by other sources. Shareholder recommendations for the nomination of directors should set forth (a) as to each proposed nominee, (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director of the Company if elected); (b) as to the shareholder giving the notice, (i) their name and address, as they appear on the Company’s books, (ii) the number of shares of the corporation which are beneficially owned by such shareholder and (iii) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Company which are beneficially owned by such person. The Company may require any proposed nominee to furnish such other information as it may reasonably need to determine the eligibility of a proposed nominee to serve as a director of the Company, including a statement of the qualifications of the candidate and at least three business references. All recommendations for nomination of directors should be sent to the Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890. The Corporate Secretary will accept such recommendations and forward them to the Chairman of the Nominating and Corporate Governance Committee. In order to be considered for inclusion by the Nominating and Corporate Governance Committee as a candidate at the Company’s next Annual Meeting of Stockholders, stockholder recommendations for director candidates must be received by the Company in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than December 29, 2011 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and no later than January 28, 2012 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders).

     The Company has not rejected any Director candidates put forward by a stockholder or group of stockholders who beneficially owned more than 5% of the Company’s Common Stock for at least one year prior to the date of the recommendation.

Risk Oversight Committee

     Effective April 28, 2010, the Board established the Risk Oversight Committee to collaborate with the Company’s executive team to provide assistance to the Board in fulfilling its responsibility with respect to the Company’s enterprise risk management oversight and appointed Ronald C. Whitaker and Phillip C. Widman members, and Amir P. Rosenthal as Chairman of the Risk Oversight Committee.

The Board established the Risk Oversight Committee’s responsibilities and roles as follows:
  To monitor all enterprise risk. In doing so, the Committee recognizes the responsibilities delegated to other committees of the Board, and understands that the other committees of the Board may emphasize specific risk monitoring through their respective activities.

  To receive, review and discuss regular reports from senior management in areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, reputational and industry-related risks.

  To discuss with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessments and risk management policies.

  To study or investigate any matter of interest or concern that the Committee deems appropriate.
     The Risk Oversight Committee held two meetings during 2010. All members of the committee attended all of the meetings of the committee during their 2010 tenure.

DIRECTOR COMPENSATION

     The Board believes that compensation for the Company’s independent Directors should be a combination of cash and equity-based compensation. The Directors and the Compensation Committee annually review Director compensation utilizing published compensation studies. Any recommendations for changes are made to the full Board by the Compensation Committee. In 2010, as a result of these reviews, the Directors’ fee structure was changed as described below.

Directors’ Fees and Other Compensation

     As of April 28, 2010, the Board approved a fee schedule whereby non-management independent Directors receive annual retainer compensation as follows: Chairman of the Board $140,000; Vice Chairman of the Board $130,000; all others $100,000. The retainer compensation is paid as 2/3 in cash and 1/3 in one-year restricted stock. In addition to the annual retainer fees, all non-management independent Directors annually receive long-term equity compensation of $33,333 paid in the form of three-year-restricted stock.

     On April 27, 2010, the date of the 2010 Annual Meeting, the independent Directors received their awards of restricted stock, and the vesting period for the one-year restricted shares awarded for their service during the period of April 29, 2009 to April 28, 2010 was satisfied.

     Under the 2007 Stock Incentive Plan, options to purchase 20,000 shares of the Company’s Common Stock were granted to Directors upon joining the Board at an exercise price equal to the closing price on the date of award. These options vest and become exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter. Until the April 24, 2007 ratification of the 2007 Stock Incentive Plan, these options were previously granted under the 2001 Stock Option Plan for Non-Employee Directors. On April 28, 2010, the Board of Directors eliminated such awards altogether for future new Directors.

     Amir P. Rosenthal and Phillip C. Widman were each awarded 20,000 non-qualified stock options as of date of their election to Board on January 4, 2010 in accordance with the terms of the Company’s 2007 Stock Incentive Plan. These options vest and become exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter. In accordance with the provisions of the 2007 Stock Incentive Plan, Messrs. Rosenthal and Widman were also each awarded 608 restricted stock units, representing the pro-rata portion, earned from their dates of election, of the annual restricted stock units awarded to the non-management Directors on April 29, 2009, and which vested as of April 28, 2010.

     Directors are covered under the Company’s business travel accident insurance policy for $1,000,000 while traveling on Company business, and are covered under the Company’s director and officer liability insurance policies for claims alleged in connection with their service as a Director.

     All Directors were reimbursed for reasonable out-of-pocket expenses related to attendance at meetings.

DIRECTORS’ COMPENSATION TABLE FOR YEAR 2010

     The following table reflects the compensation received during the 2010 fiscal year by each independent Director. Please see “SUMMARY COMPENSATION TABLE” for disclosure of Directors’ fees paid to management Directors in the 2010 fiscal year.

					Change in
		Number of			Pension Value
	Fees	Shares			and Nonqualified
	Earned or	Underlying	Stock	Option	Deferred	All
	Paid in	Stock	Awards	Awards	Compensation	Other	Total Director
	Cash (1)	Awards (1)	(2)	(3)	Earnings (4)	Compensation (5)	Compensation (6)
Name	($)	(#)	($)	($)	($)	($)	($)
C. Michael Jacobi	$101,666	5,583	$96,667			$859	$199,192
John A. Cosentino, Jr.	$97,084	5,391	$93,333			$859	$191,276
James E. Service	$75,834	4,813	$83,333			$859	$160,026
John M. Kingsley, Jr.	$25,000	0	$0		$8,923		$33,923
Stephen T. Merkel	$25,000	0	$0				$25,000
Amir P. Rosenthal	$58,334	5,421	$83,333	$96,000		$859	$238,526
Ronald C. Whitaker	$58,334	4,813	$83,333			$859	$142,526
Phillip C. Widman	$58,334	5,421	$83,333	$96,000		$859	$238,526

Notes to Directors’ Compensation Table

(1)	See “DIRECTOR’S FEES AND OTHER COMPENSATION” above.

(2)	Represents aggregate grant date dollar value of non-qualified equity awards made to each non-management independent director on May 3, 2010 under the 2007 Stock Incentive Plan in accordance with the Director annual fee schedule approved on April 28, 2010. The amounts shown represent the full grant date fair value of the awards calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum value expected upon achievement of the time-based goals of the awards.

(3)	Represents aggregate grant date dollar value of non-qualified option awards made under the 2007 Stock Incentive Plan during 2010. As of December 31, 2010, the aggregate number of shares subject to outstanding option awards for each independent Director were: Each of Messrs. Jacobi, Cosentino, Jr., Rosenthal, Whitaker and Widman – 20,000; Admiral Service - 0.

(4)	This column represents the sum of the increased change in pension value in 2010 for each Director, and applies only to Directors who were former employees of the Company. Mr. Kingsley is the only Director who is a former employee of the Company. See “PENSION PLANS” and the “PENSION BENEFITS TABLE” below for additional information, including the present value assumptions used in the calculation.

(5)	Represents the taxable value of Company products received by each non-management Director for purposes of their product training in 2010.

(6)	The Company’s non-management Directors do not receive non-equity incentive plan compensation, pension or medical plan benefits or non-qualified deferred compensation.

Directors’ Beneficial Equity Ownership

     In 2006 the Board set a minimum equity ownership requirement for independent, non-management Directors of five times their annual base cash retainer of $50,000 to be achieved within five years of the later of the date of adoption or the date of a Director’s election. As Directors are expected to hold a meaningful ownership position in the Company, a significant portion of overall Director compensation is intended to be in the form of Company equity. This has been partially achieved through options granted to each independent Director under the 2001 Stock Option Plan for Non-Employee Directors and through the annual deferred equity awards under the 2007 Stock Incentive Plan. The current amounts of Common Stock beneficially owned by each Director may be found in the “BENEFICIAL OWNERSHIP TABLE” below.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT TABLE

     The following table sets forth certain information as of March 8, 2011 as to the number of shares of the Company’s Common Stock beneficially owned by each Director, Named Executive Officer and all Directors and Named Executive Officers of the Company as a group.

		Stock Options Currently
		Exercisable or to
	Beneficially Owned	Become Exercisable	Total Shares
	Shares of Common	within 60 days after	Beneficially	Percent
	Stock	March 8, 2011	Owned	of Class
Name	(#)	(#)	(#)	(%)
Independent Directors:
C. Michael Jacobi	22,464	20,000	42,464	*
John A. Cosentino, Jr.	81,272	20,000	101,272	*
James E. Service	15,583	0	15,583	*
Amir P. Rosenthal	5,421	10,000	15,421	*
Ronald C. Whitaker	23,694	20,000	43,694	*
Phillip C. Widman	14,421	10,000	24,421	*

Named Executive Officers:
Michael O. Fifer (also a Director)	153,951	174,970	328,921	1.7%
Thomas A. Dineen	17,669	87,614	105,283	*
Christopher J. Killoy	7,460	115,864	123,324	*
Thomas P. Sullivan	11,789	105,864	117,653	*
Mark T. Lang	6,862	80,864	87,726	*
Directors and executive officers as a group: (6 independent Directors, 1 Director who is also an executive officer and 7 other executive officers)	449,880	801,652	1,251,532	6.7%

Notes to Beneficial Ownership Table

     *Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and NYSE. Officers, Directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) report forms furnished to the Company and written representations that no other reports were required, that with respect to the period from January 1, 2010 through December 31, 2010, all such forms were filed in a timely manner by the Company’s officers, Directors and greater-than-10% beneficial owners, with the exception of:
  Form 4s filed for Amir P. Rosenthal and Phillip C. Widman to report their awards of 608 restricted stock units of Common Stock, effective upon their January 4, 2010 date of election, in accordance with the terms of the 2007 Stock Incentive Plan. These restricted stock units represented their pro-rata portion of the $25,000 awards of restricted stock issued as part of the compensation for Independent Directors who served on the Board of Directors between April 29, 2009 and April 28, 2010, and which vested as of the 2010 Annual Meeting. These Form 4s were filed 96 days late.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

     The Company’s Board has a policy of monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. There were no related-party transactions in 2010.

PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 8, 2011 the ownership of the Company’s Common Stock by each person of record or known by the Company to beneficially own more than 5% of such stock.

		Amount and Nature of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership (1)	Percent of Class

	Allianz Global Investors Capital LLC
	600 West Broadway, Suite 2900
	San Diego, CA 92101
Common Stock		1,805,100	9.62%
	NJF Investment Group LLC
	2100 Ross Avenue, Suite 700
	Dallas, TX 75201

	BlackRock Inc.
Common Stock	40 East 52nd Street	1,558,539	8.31%
	New York, NY 10022

	The Vanguard Group, Inc.
Common Stock	100 Vanguard Boulevard	1,135,969	6.05%
	Malvern, PA 19355

Notes to Principal Stockholder Table

(1)	Such information is as of December 31, 2010 and is derived exclusively from Schedules 13G or Schedules 13G/A filed by the named beneficial owners on or before February 15, 2011.

PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT AUDITORS

PRINCIPAL ACCOUNTANTS’ FEES AND SERVICES

     The following table summarizes the fees incurred by the Company for professional services rendered by McGladrey & Pullen, LLP during fiscal years 2010 and 2009.

Principal Accountants’ Fees
	2010	2009
Audit Fees	$581,000	$559,500
Audit-Related Fees	$45,000	$45,000
Tax Fees	$13,100	$13,100
All Other Fees	$32,000	$5,000
Total Fees	$671,100	$622,600

Audit Fees

     Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the audit of internal controls over financial reporting per Section 404 of the Sarbanes-Oxley Act and the review of interim consolidated financial statements included in quarterly reports.

Audit - Related Fees

     Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include audits of the Company’s employee benefit and compensation plans.

Tax Fees

     Consist of fees billed for professional services for tax assistance, including pre-filing reviews of original and amended tax returns for the Company and tax audit assistance.

All Other Fees

     Consist of fees billed for services rendered by McGladrey & Pullen, LLP related to miscellaneous matters including financial due diligence and internal audit assistance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     It is the policy of the Audit Committee to meet and review and approve in advance, on a case-by-case basis, all engagements by the Company of permissible non-audit services or audit, review or attest services for the Company to be provided by the independent auditors, with exceptions provided for deminimus amounts under certain circumstances as prescribed by the Exchange Act. The Audit Committee may, at some later date, establish a more detailed pre-approval policy pursuant to which such engagements may be pre-approved without a meeting of the Audit Committee. Any request to perform any such services must be submitted to the Audit Committee by the independent auditor and management of the Company and must include their views on the consistency of such request with the SEC’s rules on auditor independence.

     All of the services of McGladrey & Pullen, LLP related to the Audit-Related Fees, Tax Fees and All Other Fees described above were approved by the Audit Committee in accordance with its policy on permissible non-audit services or audit, review or attest services for the Company to be provided by its independent auditors, and no such approval was given through a waiver of such policy for deminimus amounts or under any of the other circumstances as prescribed by the Exchange Act.

     Representatives of McGladrey & Pullen, LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Board of Director Recommendation

The Board of Directors recommends a vote “FOR” the ratification of McGladrey & Pullen, LLP as the Company’s independent auditors.

PROPOSAL NO. 3 – ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The recently enacted Dodd-Frank Wall Street reform and consumer Protection Act of 2010, or the Dodd-Frank Act, enables stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules. This vote, commonly known as a “say-on-pay” vote, provides stockholders with the opportunity to express their views on our executive officers’ compensation. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of the Company’s executive officers and the philosophy, policies and practices described in this Proxy Statement.

     As described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis”, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value by driving long-term growth in revenue and profitability. We seek to provide executive compensation that is competitive with companies that are similar to the Company. We also seek to provide near-term and long-term financial incentives that reward well-performing executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. We also believe that our executive officers’ base salaries should be set at approximately median levels relative to comparable companies, and cash and equity incentives should generally be set at levels that give executives the opportunity to achieve above-average total compensation reflecting above-average company performance. In particular, our executive compensation philosophy is to promote long-term value creation for our shareholders by rewarding improvement in selected financial metrics, and by using equity incentives. Please see our “Compensation Discussion and Analysis” and related compensation tables for detailed information about our executive compensation programs, including information about the fiscal 2010 compensation of our executive officers.

Text of Resolution

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

     The say-on-pay vote is advisory, and therefore not binding on the Company, our Board of Directors, or the Compensation Committee of the Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Board of Directors Recommendation

     The Board of Directors recommends a vote “FOR” approval of the pay-for-performance compensation policies and practices employed by the Compensation Committee, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation in this Proxy Statement.

PROPOSAL 4 – FREQUENCY OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The Dodd-Frank Act also enables stockholders to indicate how frequently companies should conduct advisory stockholder votes on executive compensation. With this proposal, stockholders have the opportunity to indicate whether they prefer an advisory vote on executive officer compensation every one, two or three years.

     Our Board of Directors has determined that it believes a stockholder advisory vote on executive compensation that is conducted every year is the appropriate approach at this time, and therefore the Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

     You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or abstain from voting when you indicate your preference in response to the resolution set forth below.

Text of Resolution

“RESOLVED, that a non-binding advisory vote of the Company’s stockholders to approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, be held at an Annual Meeting of the Stockholders, beginning with the 2011 Annual Meeting of the Stockholders, every one year, two years or three years.”

     Because this stockholder vote is advisory and not binding on the Company or the Board of Directors in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold stockholder advisory votes on executive compensation more or less frequently than the option selected by the largest number of our stockholders.

Board of Directors Recommendation

     The Board of Directors recommends a vote of “ONE YEAR” for the frequency of stockholder vote to approve the compensation of the Named Executive Officers.

COMPENSATION DISCUSSION AND ANALYSIS

What is the Company’s Philosophy Regarding Compensation and what are the Compensation Program Objectives and Rewards?

     The Company’s executive compensation program is designed to reward both corporate and individual performance in an environment that reflects commitment, responsibility and adherence to the highest standards of ethics and integrity. Recognition of both individual contributions as well as overall business results permits an ongoing evaluation of the relationship between the size and scope of the Company’s operations, its performance and its executive compensation.

     The program’s objectives are to attract, retain and motivate a workforce that helps to ensure our future success, to support a lean and flexible business model culture, and to help achieve overall business objectives in order to provide our stockholders with a superior rate of return.

What are the Company’s Governance Practices Regarding Compensation?

Stockholders:
The 2007 Stock Incentive Plan, which was approved by the stockholders at the Company’s 2007 Annual Meeting, replaced all previous stock incentive plans. The Company does not have any stock plans that are not stockholder-approved.

Board and Compensation Committee and Nominating and Corporate Governance Committee:
The Compensation Committee and the Board determine the compensation of the Company’s executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee, which is composed entirely of independent, non-management Directors, establishes and administers compensation programs and philosophies. The Compensation Committee ensures that stockholder-approved plans are administered in accordance with good governance practices and stockholder intent. The Compensation Committee is responsible for the recommendation of salaries, bonuses and long-term incentive compensation paid to executive officers, bonus pools for non-executive employees, retirement formulas for executive officers, deferred compensation plans, and any employment and change-in-control agreements. In addition, the performance of each executive officer is evaluated by the Nominating and Corporate Governance Committee and reported to the full Board. The full Board reviews the Compensation Committee and Nominating and Corporate Governance Committee reports and acts on recommendations of the Compensation Committee.

Management:	The Chief Executive Officer’s views regarding the performance and recommended compensation levels for the Company’s executive officers are discussed with all of the non-management Directors.

What are the Company’s Governance Practices Regarding Stock Awards?

     The use of equity compensation is a significant component of the Company’s overall compensation philosophy and is one that the Company plans to continue. The Company’s philosophy is built on the principles that equity compensation should seek to align participants’ actions and behaviors with stockholders’ interests, be market-competitive, and be able to attract, motivate and retain the best employees, independent contractors and Directors.

     The Board has established the following practices and policies regarding stock options and grants:
  The Company’s policy for setting the timing of stock option grants does not allow executives to have any role in choosing the price of their options or other stock awards;

  The Company has never “back dated” or re-priced options or other stock awards, and the 2007 Stock Incentive Plan states that re-pricing of options is not allowed under the plan;

  Equity awards for employees shall be issued only on the fourth business day following the public quarterly filing of the Company’s Forms 10-K or 10-Q in order to allow the investment markets adequate time to assimilate the current financial information, and will be valued at the mean between the highest and lowest sales prices of the Company’s common stock on the NYSE on the date of issue;

  Annual performance-based equity awards for executive officers and certain employees shall generally be approved at the first Board meeting of each year and shall be issued in quarterly increments on the fourth business day following the filing of the public quarterly filing of the Company’s Forms 10-K or 10-Q.
     The Compensation Committee and the Board consider recommendations from the Chief Executive Officer in establishing appropriate equity awards for officers and employees. All equity awards have been and will continue to be subject to the approval of the Compensation Committee and ratification by the full Board. The Company’s Corporate Secretary is responsible for issuing equity awards upon their approval by the Compensation Committee and the full Board and maintaining records of all equity awards issued, exercised or terminated in accordance with the terms of the 1998 Stock Incentive Plan, 2001 Stock Option Plan for Non-Employee Directors and the 2007 Stock Incentive Plan.

What are the Elements of Compensation?

     The key elements of the Company’s executive compensation consist of:

Cash Compensation:	Base salary, bonuses and profit sharing.

Equity Compensation:
Pursuant to the Company’s 2007 Stock Incentive Plan approved by the Company’s stockholders on April 24, 2007, which replaced all prior stock incentive plans, the Company may make grants of stock options, restricted stock, deferred stock and stock appreciation rights (“SARS”), any of which may or may not require the satisfaction of performance objectives.

Retirement Benefits:
The Company offers its employees the opportunity to save money for retirement under a 401(k) plan. Additionally, the Company offers a Safe Harbor match to eligible participants in the 401(k) plan and supplemental discretionary contributions to the individual 401(k) Plan accounts of substantially all employees.

Until December 31, 2007, the Company offered a tax-qualified defined-benefit Salaried Employee’s Retirement Income Plan (the “Pension Plan”) to all salaried employees and a non-qualified defined-benefit Supplemental Executive Retirement Plan (the “SERP”) to one employee and two retired employees. In 2007, the Company’s Pension Plan was amended so that employees will no longer accrue benefits under it after December 31, 2007. This action “froze” the benefits for all employees and prevented future hires from joining the plan, effective December 31, 2007. In 2007, the Company’s SERP was amended effective December 31, 2007 so that lump-sum payments of the benefits accrued were paid to the one employee and one of the two retiree participants. There are no current employees participating in the SERP. For further discussion, see “PENSION PLANS” below.

Health, Welfare and Other Insurance Benefits:
The Company offers the same health and welfare benefits to all salaried employees. These benefits include medical benefits, dental benefits, vision benefits, life insurance, salary continuation for short-term disability, long-term disability insurance, accidental death and dismemberment insurance and other similar benefits. Because these benefits are offered to a broad class of employees, the cost is not required by SEC rules to be included in the “SUMMARY COMPENSATION TABLE” below. Officers are covered under the Company’s business travel accident insurance policy for ten times their base salary to a maximum of $5,000,000 while traveling at any time. Officers are also covered under the Company’s director and officer liability insurance policies for claims alleged in connection with their service.

Severance Agreements:
The Company has a Severance Policy that covers all employees. In addition, the officers of the Company are offered specific severance agreements that provide severance benefits to them when their employment terminates as a result of a change in control or by the Company without cause. For further discussion, see “Potential Payments Upon Termination or Change in Control” below.

Why Does the Company Choose to Pay Each Element?

     The Company’s compensation and benefits programs are designed to fulfill the Company’s need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable the Company to achieve its business objectives while upholding our values in a highly competitive marketplace. The reasons for each of the elements of compensation are:
  Base salaries and retirement and welfare benefits are designed to attract and retain employees over time;

  Performance-based incentive bonuses and profit sharing, which are paid in cash or a combination of cash and deferred stock, are designed to focus executives and employees on important Company-wide performance goals;

  Performance-based equity incentive awards, including performance-based incentive awards of non-qualified stock options or restricted stock unit awards are designed to focus executives and employees on important Company-wide performance goals;

  Time-based equity incentive awards, including non-qualified stock options and restricted stock unit awards are designed to retain executives and employees over time and to focus them on the long-term success of the Company, as reflected in increases to the Company’s stock prices over a period of several years, growth in its earnings per share and other measurements of corporate performance; and

  Severance Agreements, which are designed to facilitate the Company’s ability to attract and retain talented executives and encourage them to remain focused on the Company’s business during times of corporate change.
     As a result of the Company’s equity and non-equity incentive plan awards, a significant portion of the Company’s executive compensation is linked directly to corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

How Does the Company Determine the Amount/Formula for Each Element?

     Generally, each element of compensation, including base salaries and performance-based bonus and equity incentive opportunities, is evaluated independently to determine whether it is competitive within the market as a whole, and then the aggregate compensation is evaluated using publicly available data to determine whether it is competitive and reasonable within the market as a whole, as further described below.

How are Salaries Determined?

     Salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities, by comparing those salaries to required market rates for compensation of new executives being recruited to the Company, by comparing those salaries to recruiting offers made to the Company’s executives by competitors, and then evaluating the current responsibilities of the officer’s position, the scope and performance of the operations under their management and the experience and performance of the individual.

     In making its salary decisions, the Compensation Committee places its emphasis on the particular executive’s experience, responsibilities and performance. No specific formula is applied to determine the weight of each factor. The Compensation Committee has historically followed a policy of using performance-based incentive bonus awards rather than base salary to reward outstanding performance, and base salaries are not typically adjusted each year.

How are Bonuses and Profit Sharing Determined?

     The Company offers profit sharing to all of its employees. The amount of profit sharing is formula-based and is determined by the operating results of the Company. All employees participate in it pro-rata based on their actual base salary or hourly wage compensation. The amount of earnings that is paid quarterly as profit-sharing is authorized by the Board of Directors, but is typically 15% of Adjusted Operating Profit (“AOP”) after accrual for all bonuses and profit sharing. AOP is a non-GAAP measure of operating profit adjusted to eliminate the impact of LIFO income or expense, overhead and direct labor rate changes, excess and obsolete inventory reserve changes, and other income or expenses that we believe are related to other or longer periods of time, such as frozen defined benefit plan expense or product recalls.

     The Company offers an annual performance-based incentive bonus to all but its most junior level of employees. The amount of annual performance-based incentive bonus is determined by the operating results of the Company and the nominal bonus opportunity authorized for each employee, expressed as a percentage of that employee’s base salary or hourly wage compensation. Individual bonus opportunities range from between 2.5% to 95% of each employee’s annual base salary or hourly wage compensation, and are based on the employee’s level of responsibility. The annual performance-based incentive bonus program and its annual performance goals are authorized by the Board of Directors. In 2010, all Company employees had the same performance goal.

     The Board of Directors authorizes the CEO to make discretionary bonus awards to individual non-executive employees, with the aggregate of all such awards not to exceed 10% of the target amount of the annual performance-based bonus program. The CEO typically uses the results of the semi-annual bell-curve performance review program to determine the eligibility of recipients of the annual CEO Discretionary Awards. Amounts paid for 2010 were $1,500 per recipient, and in aggregate were 9% of the target amount of the performance-based bonus program.

     The Board of Directors also authorizes discretionary awards from time to time for executive officers in recognition of special performance. No discretionary awards were made to the Named Executive Officers for 2010.

How are Equity Compensation Awards Determined?

     Equity compensation awards are given to key employees and officers of the Company to align their long-term interests with those of the shareholders. In 2006 the Company adopted a practice whereby key new executives hired by the Company would receive an award of stock options with time-based vesting, and thereafter new Vice Presidents were granted 100,000 such options and the new Chief Executive Officer was granted 400,000 such options upon hire.

     The Company offers annual performance-based equity incentive awards to officers and certain other senior or high- potential junior employees. From 2007 through the first quarter of 2009, these awards were in the form of stock options that would vest only upon achievement of certain operating performance goals. Subsequent to the first quarter of 2009, these awards were in the form of restricted stock units that would vest only upon achievement of certain operating performance goals. The amounts of these awards are based on a target compensation value for each individual and are authorized by the Board of Directors. The awards, and the performance goals, are authorized annually and generally awarded in quarterly increments each quarter after the filing of the 10-K or 10-Q. In February 2011, the Board of Directors added a second trigger, a 3-year time-based vesting requirement, in addition to the performance-based trigger for vesting for annual performance-based equity awards granted in 2011 and beyond.

     In February 2011, the Board of Directors authorized the issuance of long-term retention awards to certain key employees and officers of the Company to align their long-term interests with those of the shareholders, and to mitigate recruiting efforts by competitors. These awards were in the form of restricted stock units that would cliff vest on December 31, 2015.

What are the Company’s Ongoing Plans for Plan-Based Equity Compensation?

     The Company intends to consider annually the grant of performance-based equity awards for officers and certain other employees as described above. The performance goals will likely vary from year to year and will be based on the perceived needs of the business at the time of the award.

How is the Chief Executive Officer’s Performance Evaluated and Compensation Determined?

     The Nominating and Corporate Governance Committee, the Compensation Committees and the Board as a whole annually evaluate the performance and review the compensation of the Chief Executive Officer utilizing a variety of criteria. The job objectives established for the Chief Executive Officer are:
  To promote and require the highest ethical conduct by all Company employees and demonstrate personal integrity consistent with the Company’s Corporate Governance Guidelines.

  To establish, articulate and support the vision for the Company that will serve as a guide for expansion.

  To align physical, human, financial and organizational resources with strategies.

  To communicate strategies and alignment in a clear manner so that every employee understands their personal role in the Company’s success.

  To establish a succession planning process in order to select, coordinate, evaluate and promote the best management team.

  To keep the Board informed on strategic and business issues.
     Evaluation of the Chief Executive Officer’s performance with regard to these job objectives is rated on the following business skills and performance achievement:
  Leadership: his ability to lead the Company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented.

  Strategic Planning: his development of a long-term strategy, establishment of objectives to meet the expectations of stockholders, customers, employees and all Company stakeholders, consistent and timely progress toward strategic objectives and obtainment and allocation of resources consistent with strategic objectives.

  Financial Goals and Systems: his establishment of appropriate and longer-term financial objectives, ability to consistently achieve these goals and ensuring that appropriate systems are maintained to protect assets and control operations.

  Financial Results: his ability to meet or exceed the financial expectations of stockholders, including improvement in operating revenue, cash flow, net income, capital expenditures, earnings per share and share price.

  Succession Planning: his development, recruitment, retention, motivation and supervision of an effective senior management team capable of achieving objectives.

  Human Resources: his ensuring development of effective recruitment, training, retention and personnel communication plans and programs to provide and motivate the necessary human resources to achieve objectives.

  Communication: his ability to serve as the Company’s chief spokesperson and communicate effectively with stockholders and all stakeholders.

  Industry Relations: his ensuring that the Company and its operating units contribute appropriately to the well-being of their communities and industries, and representation of the Company in community and industry affairs.

  Board Relations: his ability to work closely with the Board to keep them fully informed on all important aspects of the status and development of the Company, his implementation of Board policies, and his recommendation of policies for Board consideration.

     The Chief Executive Officer’s compensation levels are determined after performance evaluations based on published compensation studies, the Chief Executive Officer’s demonstrated abilities and contributions to the success of the Company, and the overall results of Company operations.

What is the Chief Executive Officer’s Compensation?

     Prior to March 1, 2011, Mr. Fifer’s target annual compensation was a base salary of $425,000, a performance-based bonus of $403,750, a profit sharing target of $34,480 a performance-based equity award in the form of restricted stock units valued at $212,500 at the time of grant, and other “fringe benefit” compensation of $17,150. Mr. Fifer’s total target annual compensation was $1,092,880, and Mr. Fifer’s actual compensation for 2010 was $1, 292,040. For 2010, Mr. Fifer’s actual compensation was twenty-two times the average compensation of the Company’s full-time employees, excluding Mr. Fifer.

     Effective March 1, 2011, the Board of Directors increased Mr. Fifer’s target annual compensation to a base salary of $500,000, a performance-based bonus of $475,000, a profit sharing target of $51,000, a performance-and-time-based equity award in the form of restricted stock units valued at $375,000 at the time of grant, and other compensation of $17,150. Mr. Fifer’s current total target annual compensation is $1,418,150. In addition, the Board of Directors awarded Mr. Fifer a long-term retention grant of 150,000 restricted stock units that cliff-vest on December 31, 2015.

     The Board of Directors increased Mr. Fifer’s compensation based on analysis of competitive compensation at other publicly reporting companies, including competitors Smith & Wesson Holding Corporation and Freedom Group, Inc. and the achievement of superior returns for the Company’s shareholders since he joined the Company on September 25, 2006. The graph below shows the Company’s total return since September 25, 2006 as compared to total returns for the S&P 500 Index and Smith & Wesson.

COMPARISON OF CUMULATIVE TOTAL RETURN*
Sturm, Ruger & Company, Inc., Standard & Poors 500 Index, and Smith & Wesson Holding Corporation
(Performance Results from September 25, 2006 through December 31, 2010)

Assumes $100 invested at the close of trading September 25, 2006 in Sturm, Ruger & Company, Inc. common stock, Standard & Poors 500 and Smith & Wesson Holding Corporation.

*Cumulative total return assumes reinvestment of dividends.       Source: Value Line Publishing LLC

Does the Company Pay for Perquisites?

     The Company believes in limited perquisites for its Directors and executive officers. Perquisites generally include discounts on Company products, which are available to all Company employees and Directors. The Company has a Relocation Policy covering all employees based on their grade level that provides various levels of temporary living and relocation expense reimbursements, payment of related taxes, and the use of Company vehicles for business purposes. Temporary living and relocation reimbursements and related tax payments for the Named Executive Officers are disclosed in the “SUMMARY COMPENSATION TABLE” below.

How Does the Company Evaluate its Compensation Program Risks?

     The Compensation Committee evaluates risk deriving from compensation programs, and does not believe that our compensation program is reasonably likely to have a material adverse effect on the Company for the following reasons:
  Executive compensation is structured to consist of both fixed compensation, which provides a steady income stream regardless of stock price performance, and variable incentive compensation, which is designed to reward both short-term and long-term corporate performance. Fixed, base-salary compensation is both market competitive and sufficient to make risk-taking to achieve a living wage unnecessary. Short-term cash incentive compensation is awarded based on achievement of operating profit goals, while significant weighting toward long-term equity incentive compensation based on multi-year operating performance targets discourages short-term risk-taking;

  Performance goals are applicable Company-wide to our executives and employees alike to encourage consistent behavior throughout the organization;

  Performance goals are set appropriately to avoid targets that, if not achieved, would result in a large percentage loss of compensation;

  Cash incentive awards are reviewed by the Compensation Committee if the achievement exceeds 150% of the target. In addition, approval of the Board of Directors is required prior to the payment of any incentive compensation;

  Equity guidelines discourage excessive risk taking by providing an incentive for executives to consider the Company’s long-terms interests, since a portion of their personal investment portfolio consists of Company stock; and

  The Company has strict internal controls over the measurement and calculation of performance goals, and all employees are required to receive annual compliance training under our Corporate Governance Guidelines, which covers, among other things, accuracy of books and records.

EXECUTIVE COMPENSATION

     The following table summarizes the 2010 target cash and equity compensation approved by the Board of Directors for each of the executive officers named in the Summary Compensation Table.

2010 TARGET COMPENSATION TABLE

	Cash Compensation				Equity Compensation
Named				Performance-
Executive				Based		Performance–
Officer and				Non-Equity		Based Stock	All Other
Principal			Profit	Compensation	Option	Award	Compensation	Total Target
Position	Salary	Bonus	Sharing	Opportunity	Awards	Opportunity	(1)	Compensation
Michael O.
Fifer
Chief	$425,000	$0	$34,480	$403,750	$0	$212,500	$17,150	$1,092,880
Executive
Officer and
Director
Thomas A.
Dineen
Vice	$250,000	$0	$20,280	$150,000	$0	$81,250	$17,150	$518,680
President,
Treasurer
and Chief
Executive
Officer
Christopher J.
Killoy
Vice President	$250,000	$0	$20,280	$150,000	$0	$81,250	$17,150	$518,680
of Sales and
Marketing
Thomas P.
Sullivan
Vice President	$250,000	$0	$20,280	$150,000	$0	$81,250	$17,150	$518,680
of Newport
Operations
Mark T. Lang
Group Vice	$250,000	$0	$20,280	$150,000	$0	$81,250	$17,150	$518,680
President

Notes to Target Compensation Table

(1)	Represents maximum employer matching contributions made under the Company’s 401(k) Plan. Actual “All Other Compensation” received may include additional “fringe benefit” items as shown in the “SUMMARY ALL OTHER COMPENSATION TABLE” below.

2010 INCENTIVE COMPENSATION PRE-DETERMINED GOALS TABLE

     The following table summarizes the pre-determined incentive compensation goals for 2010 approved by the Board of Directors for the Named Executive Officers.

		Goals		Achievement
		Performance-
Named		Based			Performance-
Executive		Non-Equity	Performance-		Based	Performance-
Officer and		Compensation	Based Stock		Non-Equity	Based Stock
Principal		Opportunity	Award	Actual	Compensation	Award
Position	Profit Sharing	(1)	Opportunity	Results	Achievement	Achievement
Michael O.
Fifer
Chief	Pro-rata share	AOP of $27.8	AOP of $36.8	AOP of $40.7	146%	100%
Executive		million	million	million
Officer and
Director
Thomas A.
Dineen
Vice	Pro-rata share	AOP of $27.8	AOP of $36.8	AOP of $40.7	146%	100%
President,		million	million	million
Treasurer
and Chief
Executive
Officer
Christopher J.
Killoy
Vice President	Pro-rata share	AOP of $27.8	AOP of $36.8	AOP of $40.7	146%	100%
of Sales and		million	million	million
Marketing
Thomas P.
Sullivan
Vice President	Pro-rata share	AOP of $27.8	AOP of $36.8	AOP of $40.7	146%	100%
of Newport		million	Million	million
Operations
Mark T. Lang
Group Vice	Pro-rata share	AOP of $27.8	AOP of $36.8	AOP of $40.7	146%	100%
President		million	million	million

Notes to Incentive Compensation Pre-Determined Goals Table

(1)	Adjusted Operating Profit “AOP” is a non-GAAP measure of operating profit adjusted to eliminate the impact of LIFO income or expense, overhead and direct labor rate changes, excess and obsolete inventory reserve changes, and other income or expenses that we believe are related to other or longer periods of time, such as frozen defined benefit plan expense or product recalls. AOP is the criteria used to determine goals and achievement under the Company’s incentive compensation program.

2010 SUMMARY COMPENSATION TABLE

     The following table summarizes total compensation paid or earned by the Company’s Named Executive Officers during 2010.

		Cash Compensation				Equity Compensation
					Performance-	Performance-
Named					Based	Based Stock	Performance-	All
Executive				Profit	Non-Equity	Option	Based Stock	Other
Officer and				Sharing	Compensation	Awards	Awards	Compensation
Principal		Salary	Bonus	(1)	(2)	(3)	(4)	(5)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Michael O.
Fifer
President,	2010	$422,917	$0	$48,166	$588,192	$0	$212,500	$20,265	$1,292,040
Chief	2009	$400,000	$245,480	$52,015	$484,500	$50,000	$278,813	$19,193	$1,530,001
Executive	2008	$400,000	$0	$17,801	$260,700	$172,800	$86,900	$16,376	$954,577
Officer and
Director
Thomas A.
Dineen
Vice	2010	$247,917	$0	$28,211	$217,770	$0	$81,250	$26,172	$601,320
President,	2009	$225,000	$87,210	$29,258	$172,125	$18,750	$102,012	$24,082	$658,437
Treasurer	2008	$221,875	$0	$9,923	$72,220	$64,800	$24,073	$16,625	$409,516
and Chief
Financial
Officer
Christopher J.
Killoy
Vice President	2010	$248,750	$0	$28,329	$218,503	$0	$81,250	$22,992	$599,824
of Sales and	2009	$235,000	$91,086	$30,559	$179,775	$19,583	$106,552	$23,505	$686,060
Marketing	2008	$230,625	$0	$10,332	$75,068	$64,800	$25,023	$21,472	$427,320
Thomas P.
Sullivan
Vice President	2010	$248,750	$0	$28,329	$218,503	$0	$81,250	$20,229	$597,061
of Newport	2009	$235,000	$91,086	$30,559	$179,775	$19,583	$106,552	$19,039	$681,594
Operations	2008	$235,000	$0	$10,459	$76,493	$64,800	$25,498	$19,483	$431,733
Mark T. Lang
Group Vice	2010	$248,750	$0	$28,329	$218,503	$0	$81,250	$18,285	$595,117
President	2009	$234,128	$90,748	$30,442	$179,108	$19,583	$106,375	$17,426	$677,810
	2008	$196,154	$0	$9,182	$63,848	$64,800	$21,283	$10,800	$366,067

Notes to Summary Compensation Table

(1)	See Compensation Discussion and Analysis section titled, “How are Bonuses and Profit Sharing Determined?” for an explanation of how the amount of profit sharing is determined and then allocated amongst recipients.

(2)	See “2010 TARGET COMPENSATION TABLE” and “2010 INCENTIVE COMPENSATION PRE-DETERMINED GOALS TABLE” above for further information regarding the Named Executive Officers’ performance-based compensation.

(3)	This column represents the full grant date fair value of stock options awarded to the Named Executives Officers in 2009 and 2008, calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum value expected upon achievement of the performance or time-based goals of the awards.

(4)	See Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules. See “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010 TABLE” below for further information regarding stock options and restricted stock units granted to each Named Executive Officer.

(5)	See “SUMMARY ALL OTHER COMPENSATION TABLE” below for additional information.

SUMMARY ALL OTHER COMPENSATION TABLE

		Change in
		Pension Value	Relocation and			Taxable
		and Non-	Temporary			Premiums	Company
		qualified	Living and			Paid by the	Matching and
		Deferred	Related Tax	Taxable Value		Company	Discretionary
		Compensation	Gross-Ups and	of Company		for Group	401(k) Plan
Named		Earnings	Commuting	Products		Term Life	Contributions
Executive		(1)	Allowance	Received		Insurance	(2)	Total
Officers	Year	($)	($)	($)		($)	($)	($)
Michael O. Fifer	2010	$1,980	$0	$859	(3)	$276	$17,150	$20,265
	2009	$1,767	$0	$0		$276	$17,150	$19,193
	2008	$0	$0	$0		$276	$16,100	$16,376
Thomas A. Dineen	2010	$8,043	$0	$859	(3)	$120	$17,150	$26,172
	2009	$6,812	$0	$0		$120	$17,150	$24,082
	2008	$0	$0	$0		$117	$16,508	$16,625
Christopher J. Killoy	2010	$2,822	$1,885 (4)	$859	(3)	$276	$17,150	$22,992
	2009	$2,499	$3,580 (4)	$0		$276	$17,150	$23,505
	2008	$0	$4,168 (4)	$0		$180	$17,124	$21,472
Thomas P. Sullivan	2010	$1,932	$0	$859	(3)	$288	$17,150	$20,229
	2009	$1,709	$0	$0		$180	$17,150	$19,039
	2008	$1,762	$0	$0		$180	$17,541	$19,483
Mark T. Lang	2010	$0	$0	$859	(3)	$276	$17,150	$18,285
	2009	$0	$0	$0		$276	$17,150	$17,426
	2008	$0	$0	$0		$207	$10,593	$10,800

Notes to All Other Compensation Table

(1)	This column represents the increased change in pension value for each fiscal year for each of the named executives. Negative changes in pension value are not reportable in the above table. No named executive officer received preferential or above-market earnings on deferred compensation. The Company’s pension plans were frozen, and no further benefit service was accrued, as of January 1, 2008. For 2010, the change in pension value is calculated based on a 5.25% discount rate, participant ages as of December 31, 2010, frozen accrued benefits as of December 31, 2007, the 2000 Group Mortality Table, and in the case of the SERP, a COLA assumption of 1.5% per year. See “PENSION PLANS” and the “PENSION BENEFITS TABLE” below for additional information.

(2)	Consists of matching contributions made under the Company’s 401(k) Plan to the Named Executive Officers who participated in the 401(k) Plan, based on their deferrals for each 401(k) Plan year. Also includes supplemental employer discretionary contributions made to all plan participants.

(3)	Represents the taxable value of Company products received by each Named Executive Officer for purposes of their product training in 2010.

(4)	Consists of the taxable value of commuting allowance for Mr. Killoy at one-half the I.R.S. approved mileage rate and not subject to gross-up for taxes.

GRANTS OF PLAN-BASED AWARDS

     The following Grants of Plan Based Awards table accompanies the Summary Compensation Table and provides additional detail regarding grants of incentive-plan based equity awards made in 2010.

			Exercise
			Price of
		Performance-	Option
		Based	Awards or
		Restricted	Base Price
Named		Stock Unit	of Stock	Grant Date
Executive	Grant	Awards	Awards (2)	Fair Value (3)
Officers	Date	(1)	($/Share)	($)
Michael O. Fifer	3/2//10	4,495	$11.82	$53,125.00
	5/3/10	3,069	$17.31	$53,125.00
	8/3/10	3,624	$14.66	$53,125.00
	11/2/10	3,386	$15.69	$53,125.00
Thomas A. Dineen	3/2//10	1,718	$11.82	$20,312.50
	5/3/10	1,173	$17.31	$20,312.50
	8/3/10	1,386	$14.66	$20,312.50
	11/2/10	1,295	$15.69	$20,312.50
Christopher J. Killoy	3/2//10	1,718	$11.82	$20,312.50
	5/3/10	1,173	$17.31	$20,312.50
	8/3/10	1,386	$14.66	$20,312.50
	11/2/10	1,295	$15.69	$20,312.50
Thomas P. Sullivan	3/2//10	1,718	$11.82	$20,312.50
	5/3/10	1,173	$17.31	$20,312.50
	8/3/10	1,386	$14.66	$20,312.50
	11/2/10	1,295	$15.69	$20,312.50
Mark T. Lang	3/2//10	1,718	$11.82	$20,312.50
	5/3/10	1,173	$17.31	$20,312.50
	8/3/10	1,386	$14.66	$20,312.50
	11/2/10	1,295	$15.69	$20,312.50

Notes to Grant of Plan-Based Awards Table

(1)	Performance-based RSU awards made in quarterly tranches in 2010. See “2010 TARGET COMPENSATION TABLE” and “2010 INCENTIVE COMPENSATION PRE-DETERMINED GOALS TABLE” above for further information regarding the Named Executive Officers’ performance-based RSU compensation.

(2)	The base price of the quarterly performance-based RSU awards described in footnote (1) above was the mean of the highest and lowest sales price of the Common Stock as of the date of grant.

(3)	Amounts shown represent the total grant date fair value calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum value expected upon achievement of the performance or time-based goals of the awards. See Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010 TABLE

     The following table reflects outstanding equity grants as of December 31, 2010 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010 TABLE
	OPTION AWARDS					STOCK AWARDS
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
							Market	Awards:	Market
						Number	Value	Number	or Payout
						of	of	of	Value of
						Shares	Shares	Unearned	Unearned
	Number of	Number of	Equity			or Units	or Units	Shares or	Shares or
	Securities	Securities	Incentive			of Stock	of Stock	Units	Units
	Underlying	Underlying	Plan			That	That	That	That
	Unexercised	Unexercised	Awards:	Option		Have	Have	Have Not	Have Not
Named	Options (1)	Options (1)	Unearned	Exercise	Option	Not	Not	Vested	Vested
Executive	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	(2)	(2)
Officer	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Michael O. Fifer	80,000	80,000		$7.32	9/25/2016
	40,000			$13.39	4/24/2017
	40,000			$8.23	4/28/2018
	14,970				3/02/2019
								20,335	$86,900
								16,347	$128,820
Thomas A. Dineen	52,000	13,000		$13.39	4/24/2017
	15,000			$13.39	4/24/2017
	15,000			$8.23	4/28/2018
	5,614			$8.69	3/02/2019			5,633	$24,073
								5,807	$45,765
Christopher J. Killoy	80,000	20,000		$10.46	11/27/2016
	15,000			$13.39	4/24/2017
	15,000			$8.23	4/28/2018
	5,864			$8.69	3/02/2019
								5,855	$25,023
								6,065	$47,799
Thomas P. Sullivan	70,000	20,000		$6.85	8/14/2016
	15,000			$13.39	4/24/2017
	15,000			$8.23	4/28/2018
	5,864			$8.69	3/02/2019
								5,966	$25,498
								6,065	$47,799
Mark T. Lang	60,000	40,000		$7.97	3/03/2018
	15,000			$8.23	4/28/2018
	5,864			$8.69	3/02/2019
								4,980	$21,283
								6,043	$47,622

Notes to Outstanding Equity Awards at Fiscal Year End Table

(1)	Amounts shown as exercisable or unexercisable reflect the vesting status of each individual’s options within 60 days of March 8, 2011. Time-based options awarded to Named Executives normally vest and became exercisable in five equal annual installments of 20% of the total number of options awarded, beginning on the date of first anniversary of the date of grant and on each of the next succeeding four anniversaries thereafter and have a 10 year term. Time-based options fully vest in the event of a Change in Control as defined in the applicable Stock Incentive Plan.

(2)	Amounts shown include RSUs that were awarded to the Named Executive Officers in lieu of 15% of their 2009 discretionary and performance-based cash bonus, and in lieu of 25% of their 2008 performance-based cash bonus. The RSUs are subject to three year cliff-vesting. At the end of the vesting period, the Company will issue one share of Common Stock for each vested RSU. RSUs fully vest in the event of a Change in Control, disability or retirement, as defined in the 2007 stock Incentive Plan, or in the event of death. If the Named Executive Officer terminates employment for any other reason, he will receive cash equal to (i) the number of RSUs multiplied by two-thirds, and then multiplied by the lesser of (ii) the mean sales price of a share of Common Stock on the date of grant or (iii) the mean sales price of a share of Common Stock on the date of termination. Amounts shown represent the full grant date fair value of the awards calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum value expected upon achievement of the time-based goals of the awards.

OPTION EXERCISES AND STOCK VESTED IN 2010 TABLE

     The following table sets forth the value of equity realized by the Named Executive Officers upon exercise of vested options or the vesting of deferred stock during 2009. (For further information on stock options and grants made in 2010 to the Named Executive Officers, see the “GRANTS OF PLAN-BASED AWARDS TABLE” above.)

	Option Awards		Stock Awards (1)
	Number of		Number of
	Shares	Value	Shares
	Acquired	Realized	Acquired	Value
	on	Upon	Upon	Realized
Named Executive	Exercise	Exercise	Vesting	on Vesting
Officer	(#)	($)	(#)	$
Michael O. Fifer (2)	240,000	$2,378,400	14,573	$263,193
Thomas A. Dineen			5,572	$100,633
Christopher J. Killoy			5,572	$100,633
Thomas P. Sullivan			5,572	$100,633
Mark T. Lang			5,572	$100,633
Total	240,000	$2,378,400	36,861	$665,725

Notes to Options Exercised and Stock Vested Table

(1)	Amounts shown are the gross number of, and taxable fair market value of, the shares of Common Stock, acquired upon vesting of the RSUs. In accordance with the terms of the 2007 Stock Incentive Plan, each of the Named Executive Officers receiving stock grants elected to receive “cashless” grants, whereby the taxes related to the acquisition of deferred stock were deducted from the gross amount of shares to which they were entitled.

(2)	Reflects Mr. Fifer’s exercise of vested options to purchase Company’s Common Stock issued under the Company’s 1998 Stock Incentive Plan on May 4, 2010 with an exercise price of $7.32 per share and a fair value based on the $17.23 closing price on the date of exercise. Amounts shown are the gross number of, and the taxable fair market value of, the shares acquired upon exercise. Mr. Fifer elected to make a “cashless” exercise, whereby the exercise price and taxes related to the exercise of options were deducted from the gross amount of shares to which he was entitled, with fractional shares paid in cash.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments on Change in Control

     In the event of a potential change in control of the Company, it is vitally important that executives be able to continue working in the best interest of our stockholders. For that reason, the Company has entered into severance agreements with the Named Executive Officers designed to provide salary and medical benefit continuance in the event of the termination of his employment under certain circumstances. The Company’s severance agreements are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment. There are also change-incontrol provisions in both the stock option and restricted stock agreements.

Covered Terminations and Severance Payments Pursuant to Change in Control Agreements

     Each of the Named Executive Officers’ severance agreements provide for the following severance benefits, if during the term of the agreement: (A) he is terminated without cause or (B) there is a Change in Control and a subsequent reduction of his salary or a diminution of his duties and thereafter he terminates his employment within 90 days. In the situation described in clause (A) above, he will receive a lump sum cash payment equal to 12 months of his annual base salary, if employed for less than five years, or 18 months of his annual base salary if employed for five or more years, and continued insurance benefits. Mr. Fifer’s severance agreement provides for 18 months of his annual base salary. In the situation described in clause (B) above, the Named Executive Officer will receive a lump sum cash payment equal to 18 months of his annual base salary and 100% of his target cash bonus and continued insurance benefits. In both cases, such continued insurance benefits are to be paid to the Named Executive Officer net of employee contributions for a period equal to the number of months of severance pay.

     In all cases, payment of severance benefits will be subject to the six-month deferral requirements of under the IRS Tax Code Section 409A. All of the severance agreements have a one-year term, subject to automatic renewal on each anniversary of its date unless (A) the Named Executive Officer gives notice of his intention to terminate his employment, or (B) the Company gives notice of its intention not to renew the agreement at least one year in advance. The amount of severance and benefits are generally determined based on competitive market practices for executives at this level. The Compensation Committee also takes into consideration that executives at this level generally require a longer timeframe to find comparable jobs because there are fewer jobs at this level in the market and often have a large percentage of their personal wealth dependent on the status of the Company, given the fact that a large part of their compensation is equity-based.

Change in Control Events and Severance Benefits Not Covered by the Severance Agreements

     The 1998 Stock Incentive Plan and 2007 Stock Incentive Plan provide for accelerated vesting of stock awards that the executive has already received, not for additional payments. The 1998 Stock Incentive Plan has a single trigger component, the Change in Control event. If there is a Change in Control event, the accelerated vesting of stock-based compensation will occur whether or not the executive’s employment is terminated. This further protects the executive because it provides him or her with an opportunity to exercise and vote the option shares as a stockholder. The 2007 Stock Incentive Plan also has a single trigger change in control accelerated vesting component, which will apply unless, in the case of a merger or acquisition of the Company by another business entity, the surviving, continuing, or purchasing corporation assumes the awards previously issued under that plan.

Change in Control Definition

     Generally, under the Severance Agreements and the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan, a “Change in Control” will be deemed to have occurred:
  When any person acquires a significant percentage of the voting power of the Company (50% or more under the 1998 Stock Incentive Plan, and 25% or more under the 2007 Stock Incentive Plan);

  If a majority of the Board members change, unless the new Directors are elected or nominated for election by at least two-thirds of the existing Board members;

  Upon the acquisition of the Company; or

  Upon the liquidation or dissolution of the Company (with approval of the stockholders).

Termination by Death or Disability

     In the event of death or disability, executives receive no payment other than through life insurance or disability insurance available to salaried employees generally. Under the 1998 Stock Incentive Plan, all options may be exercised for 90 days after death or disability to the extent vested on the date of such death or total disability. Under the 2007 Stock Incentive Plan, vested options are exercisable in the case of death or disability within the greater of: 30 days, or one-fourth of the length of time elapsed since the options first vested to the date of termination. Under both plans, in no case can options be exercised beyond the expiration date of the award.

     In the event of termination by death or disability, the executive or his or her estate will receive his or her bonus to the extent earned.

Termination by Retirement

     Executives were eligible to participate in the Company’s Pension Plan until December 31, 2007, the effective date of the plan’s “freeze.” None of the Named Executive Officers was eligible for normal retirement, and none of the Named Executive Officers accrued service under the Pension Plan beyond December 31, 2007, the effective date of that plan’s “freeze” by the Company. Pension benefits are described under “PENSION PLANS” below. In addition to the pension benefits described below, when a retirement-eligible employee terminates employment, his or her options awarded under the 1998 Stock Incentive Plan expire 90 days after termination. Under the 2007 Stock Incentive Plan, vested options awarded to the Named Executive Officers are exercisable in the case of retirement within the greater of: 30 days, or one-fourth of the length of time elapsed since the options first vested to the date of retirement. Under both plans, in no case can options be exercised beyond the expiration date of the award.

     In the event of termination by retirement, the executive will receive his or her bonus to the extent earned.

Voluntary and Involuntary Termination

     The severance benefits for the Named Executive Officers include base salary and medical insurance continuation in cases of termination without cause for a minimum of 12 months and a maximum of 18 months. Mr. Fifer’s severance agreement provides for 18 months of his annual base salary in the event of his termination without cause. Under the 1998 Stock Incentive Plan, when a Named Executive Officer terminates voluntarily before retirement, his stock options expire 30 days after termination. Under the 2007 Stock Incentive Plan, vested options awarded to the Named Executive Officers are exercisable in the case of voluntary termination or involuntarily without cause within the greater of: 30 days, or one-fourth of the length of time elapsed since the options first vested to the date of retirement. Under both plans, options cannot be exercised beyond the expiration date of the award. Under both plans, in the case of termination for cause, an employee’s stock options terminate immediately.

     If any employee voluntarily or involuntarily without cause terminates his or her employment the employee, will receive his or her bonus to the extent earned. If an employee is terminated for cause, any bonus is forfeited.

Retention and Transition Agreements

     The Company may enter into retention or “transition” agreements from time to time with executives who retire or voluntarily terminate their employment with the Company in order to facilitate the management transition of the executives’ areas of responsibility.

POTENTIAL AND ACTUAL PAYMENTS UNDER SEVERANCE AGREEMENTS TABLE

     The table below sets forth the terms and estimated potential payments and benefits provided in each termination circumstance for the Company’s Named Executive Officers as of December 31, 2010. The potential amounts shown in the table do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to the Company’s salaried employees generally.

				Continuation
			Number of Equity	of Medical
	Severance	Bonus Payment	Awards- That	Welfare	Aggregate
	Agreement	(1)	Vest (2)	Benefits (3)	Payments (4)
Named Executive Officers	($)	($)	(#)	($)	($)
Michael O. Fifer
Change In Control	$637,500	$637,500	116,682	$18,339	$1,293,339
Termination without Cause	$637,500	$0	0	$18,339	$655,839
Retirement	n/a	$425,000	36,682	$0	$425,000
Death or Disability	n/a	$425,000	36,682	$0	$425,000
Thomas A. Dineen
Change In Control	$375,000	$243,750	37,440	$18,339	$637,089
Termination without Cause	$375,000	$0	0	$18,339	$393,339
Retirement	n/a	$162,500	11,440	$0	$162,500
Death or Disability	n/a	$162,500	11,440	$0	$162,500
Christopher J. Killoy
Change In Control	$375,000	$243,750	31,920	$18,339	$637,089
Termination without Cause	$375,000	$0	0	$18,339	$393,339
Retirement	n/a	$162,500	11,920	$0	$162,500
Death or Disability	n/a	$162,500	11,920	$0	$162,500
Thomas P. Sullivan
Change In Control	$375,000	$243,750	32,031	$18,339	$637,089
Termination without Cause	$375,000	$0	0	$18,339	$393,339
Retirement	n/a	$162,500	12,031	$0	$162,500
Death or Disability	n/a	$162,500	12,031	$0	$162,500
Mark T. Lang
Change In Control	$375,000	$243,750	71,023	$18,339	$637,089
Termination without Cause	$375,000	$0	0	$18,339	$393,339
Retirement	n/a	$162,500	11,023	$0	$162,500
Death or Disability	n/a	$162,500	11,023	$0	$162,500

Notes to Potential and Actual Payments Under Severance Agreements Table

(1)	The Bonus payment under Retirement or Death or Disability shall be prorated to the extent earned during the partial year prior to Retirement or Death or Disability. The amount show is the nominal bonus at 100% achievement of goals for a full 12 months.

(2)	Includes number of options awarded under the Company’s 1998 and 2007 Stock Incentive Plans that have not yet vested. Also includes restricted stock unit awards subject to vesting.

(3)	Includes continuation of health insurance coverage assuming family coverage for potential severance recipients, net of employee contributions.

(4)	Aggregate payments exclude number of options or RSUs that vest.

PENSION PLANS

     All employees, including the individuals named in the Summary Compensation Table, are eligible to participate in the Company’s 401(k) Plan, subject to IRS plan limits. The 401(k) Plan provides participation and immediate vesting upon three months of service, a safe harbor match for all participants and supplemental discretionary employer contributions for all eligible employees. The individuals named in the Summary Compensation Table are eligible to participate in the 401(k) Plan, subject to IRS plan limits.

     Until January 1, 2008, all of the Company’s salaried employees participated in the Sturm, Ruger & Company, Inc. Salaried Employees’ Retirement Income Plan (the “Pension Plan”), a defined benefit pension plan, which generally provides annual pension benefits at age 65 in the form of a straight life annuity in an amount equal to: 1-1/3% of the participant’s final average salary (highest 60-consecutive-month average annualized base pay during the last 120 months of employment) less 0.65% of the participant’s Social Security covered compensation, multiplied by the participant’s years of credited service up to a maximum of 25 years.

     On October 1, 2007, the Pension Plan was “frozen” by the Board of Directors so that participants will no longer accrue additional service under the plan after December 31, 2007. In lieu of continued benefit accruals under the Pension Plan, as of January 1, 2008, the Company began making supplemental discretionary contributions for all eligible employees under its 401(k) Plan in addition to the safe harbor employer match contributed on behalf of eligible 401(k) Plan participants.

     John M. Kingsley, Jr., a Director who retired as Executive Vice President of the Company on December 31, 1996, and retired from the Board as of April 28, 2010, received $37,710 in benefits from the Pension Plan during 2010.

     The Sturm, Ruger & Company, Inc. Supplemental Executive Retirement Plan (the “SERP”) is a nonqualified supplemental retirement plan for certain senior executives of the Company who have achieved the rank of Vice President or above and who are selected by the Compensation Committee. No active employees participated in the SERP in 2009.

     The SERP generally provides an annual benefit beginning at age 65, the normal retirement age under the SERP, based upon a participant’s completed years of service with the Company as of such age. The maximum benefit under the SERP is equal to 50% of the participant’s average annual compensation, including base pay, bonuses and other incentive compensation, up to $400,000. All SERP benefits are reduced by the amount the participant is entitled to receive under the Pension Plan, and are further reduced by the amount of Social Security benefit the participant is entitled to receive commencing at age 65. The SERP benefit is payable as an annuity over the life of the participant, with 50% to continue for the life of the participant’s surviving spouse after the participant’s death. Pre-retirement death or disability benefits are also provided to plan participants under the SERP.

     As of February 1, 2008, Mr. Kingsley is the only participant in the SERP and is in retired status. John M. Kingsley, Jr. received $154,536 in benefits from the SERP during 2010.

2010 PENSION BENEFITS TABLE

     The following table sets forth the present value of pension benefits accrued by, and actual benefits paid in 2010 to the Named Executive Officers under the Salaried Employees’ Retirement Income Plan (the “Pension Plan”).

	Salaried Employees’ Retirement Income Plan
		Present
		Value of	Payments
		Accumulated	During
		Plan Benefit	Last Fiscal
Named Executive	Credited Service (1)	(2)	Year
Officers	(Years)	($)	($)
Michael O. Fifer	1.3	13,666	0
Thomas A. Dineen	10.6	44,721	0
Christopher J. Killoy	2.2	18,925	0
Thomas P. Sullivan	1.4	12,419	0
Mark T. Lang (4)	0	0	0

Notes to Pension Benefits Table

(1)	The maximum years of credited service under the Pension Plan.

(2)	The present value of accumulated benefits under the Pension Plan is calculated assuming a discount rate of 5.25%, the 2000 Group Annuity Mortality Table, the participant’s age as of December 31, 2010, and frozen accrued benefits as of December 31, 2007, the date authorized by the Board for the suspension of benefits under the Pension Plan.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2012

     To be considered for inclusion in the Proxy Statement distributed by the Company in connection with next year’s Annual Meeting of Stockholders, stockholder proposals must be submitted in writing to the Company delivered or mailed by first class United States mail, postage prepaid, no earlier than December 29, 2011 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders), and no later than January 28, 2012 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders). Any stockholder proposal to be considered at next year’s Annual Meeting of Stockholders, but not included in next year’s Proxy Statement, must also be submitted in writing to the Company by February 2, 2012.

     Recommendations for nominees to stand for election as Directors at next year’s Annual Meeting of Stockholders must be received in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than December 29, 2011 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders), and no later than January 28, 2011 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and include the information as required under “THE BOARD OF DIRECTORS AND ITS COMMITTEES – Nominating and Corporate Governance Committee” described above.

     All stockholder proposals or Director nominations should be submitted to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06890.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Board has adopted a method by which stockholders and interested parties can send communications to the Board. Stockholders and interested parties may communicate in writing any questions or other communications to the Chairman or non-management Directors of the Board through the following methods:
  by contacting the Corporate Secretary at Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890;

  by telephone at (203) 259-7843, extension 33224;

  by fax at (203) 256-3367; or

  by calling the Company's corporate communications telephone “hotline” at 1-800-826-6762 or via the hotline’s website at www.ruger.alertline.com. These hotlines are monitored 24 hours a day, 7 days a week.
     Stockholders or interested parties may also communicate in writing any questions or other communications to the management Directors of the Board in the same manner.

     Stockholders may contact the Corporate Secretary at (203) 259-7843 or Computershare Investor Services, LLC, which is the Company’s stock transfer agent, at (312) 360-5190 or www.computershare.com for questions regarding routine stockholder matters.

OTHER MATTERS

     Management of the Company does not intend to present any business at the Meeting other than as set forth in Proposal 1, 2, 3 and 4 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

     The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2010, including the financial statements and financial statement schedules. Such requests may be directed to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06890.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie M. Gasper
Corporate Secretary

Southport, Connecticut
March 15, 2011

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 27, 2011.

Vote by Internet Log on to the Internet and go to www.envisionreports.com/RGR Follow the steps outlined on the secured website.

Vote by telephone

  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card	1234 5678 9012 345
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Election of Directors — The Board of Directors unanimously recommends a Vote FOR the election of seven Directors:

1.	Nominees:
		For	Withhold					For	Withhold		For	Withhold
	01 - C. Michael Jacobi	☐	☐		02 - John A. Cosentino, Jr.			☐	☐	03 - James E. Service	☐	☐

	04 - Amir P. Rosenthal	☐	☐		05 - Ronald C. Whitaker			☐	☐	06 - Phillip C. Widman	☐	☐

	07 - Michael O. Fifer	☐	☐

B	Issues — The Board of Directors unanimously recommends a Vote FOR proposals 2 and 3 and for ONE YEAR on Proposal 4:

					For	Against	Abstain					For	Against	Abstain
2.	The ratification of the appointment of McGladrey & Pullen, LLP as the Independent Auditors of the Company for the 2011 fiscal year.				☐	☐	☐	3.		An advisory vote on the compensation of the Company’s Named Executive Officers.		☐	☐	☐
				1 Yr	2 Yrs	3 Yrs	Abstain
4.	An advisory vote on the frequency of an advisory vote on the compensation of the Company’s Named Executive Officers.			☐	☐	☐	☐	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

C	Non-Voting Items

Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title as such.
If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.					Signature 1 — Please keep signature within the box.					Signature 2 — Please keep signature within the box.

C 1234567890        J N T

1 U P X        1 1 3 2 3 4 1

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — STURM, RUGER & COMPANY, INC.

LACEY PLACE, SOUTHPORT, CONNECTICUT 06890

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on April 27, 2011

The undersigned hereby appoints Michael O. Fifer and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the "Company"), held of record by the undersigned on March 8, 2011 at the Annual Meeting of Stockholders to be held on April 27, 2011 or any adjournment or postponement thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the election of all Directors, “FOR” Proposal 2 and 3, for “ONE YEAR” on proposal 4, and at their discretion on any other matter that may properly come before the meeting. Please sign exactly as name appears on other side of this proxy form.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)